EXHIBIT A

THIS EXHIBIT A, amended and restated as of October 25, 2007 for the addition of Wilshire Large Cap Core 130/30 Fund, is Exhibit A to that certain Distribution Agreement dated as of December 31, 2000, between PFPC Distributors, Inc. and Wilshire Mutual Funds, Inc.

PORTFOLIOS

Wilshire Large Company Growth Portfolio

Investment Class

Institutional Class

Wilshire Large Company Value Portfolio

Investment Class

Institutional Class

Wilshire Small Company Growth Portfolio

Investment Class

Institutional Class

Wilshire Small Company Value Portfolio

Investment Class

Institutional Class

Dow Jones Wilshire 5000 Index Portfolio

Investment Class

Institutional Class

Qualified Class

Horace Mann Class

Wilshire Large Cap Core 130/30 Fund

Investment Class

Institutional Class

WILSHIRE MUTUAL FUNDS, INC.

By:	/s/ Lawrence E. Davanzo
Name:	Lawrence E. Davanzo
Title:

PFPC DISTRIBUTORS, INC.

By:	/s/ Ronald Berge
Name:	Ronald Berge
Title:

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